Exhibit 99.2

Neuquén Basin activity in progress

Neuquen Basin (Vaca Muerta acreage)

Chevron YPF activity encouraging sign of Entre Lomas 96,000 net acres future development net

Bajada del Palo 59,000 acres

2013 Neuquén basin development Amarga 37,000 Agua net acres program is progressing st Coiron Amargo 45,000 net acres

1 2013 vertical Coiron Amargo- Vaca

Charco del Palenque 12,000 net acres Muerta shale well in July Total 249,000 net acres 2nd 2013 Coiron Amargo- Vaca vertical Muerta Shale well to be drilled by year end.

Tierra del Fuego concession extensions

TDF extension agreement executed in 2012 received legislative approval in July

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WPX Operational Update – August 1, 2013

Premier WPX Portfolio

Piceance Basin Bakken Shale Marcellus Shale San Juan Powder River Apco*

3,010 Bcfe Proved 80.0 MMboe Proved 322 Bcfe Proved 423 Bcfe Proved 236 Bcfe Proved 25 MMboe Proved 12,039 Bcfe 3P 173.4 MMboe 3P 2,023 Bcfe 3P 1,873 Bcfe 3P 1,044 Bcfe 3P 62 MMboe 3P 216,829 Net Acres 84,205 Net Acres 114,067 Net Acres 155,472 Net Acres 398,470 Net Acres 435,191 Net Acres

*Reflects WPX’s 69% ownership

Total Total* Domestic

4,650 Bcfe Proved 18,530 Bcfe 3P 1,558,124 Net Acres

BAKKEN SHALE

POWDER RIVER

BASIN

PICEANCE BASIN

SAN JUAN BASIN

MARCELLUS

SHALE

ARGENTINA

Natural Gas Oil Natural Gas Liquids

Note: Acreage, Proved and 3P numbers are as of 12/31/12. *Total includes other acreage not depicted on slide

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WPX Operational Update – August 1, 2013

Key Statistics by Basin

2013

Net Current 2012 3P Gross Proved Additional

Acreage Rig Count Production Oil/NGL Drilling Reserves 3P Reserves Resource

(YE2012)(Op)¹(MMcfe/d) Focused Locations(YE2012 Bcfe)(YE2012 Bcfe) Potential

Primary Areas of Focus

Piceance 216,829 7 852 X 10,424 3,010 12,039 20—30 Tcfe

Bakken 84,205 4 10.3 Mboe/d X 478 80 MMboe 173 MMboe Evaluating

Marcellus 114,067 1 63 561 322 2,023 Evaluating

San Juan/ 2- 3 Tcfe /

155,472 1 133 X 1,914 423 1,873

Mancos- Gallup 66 MMboe

Total 570,573 14 1,110 13,377 4,235 16,975 22—33 Tcfe

Exploration

Exploration X

Other

Powder River 398,470 0 209 1,945 236 1,044 Evaluating

Apco* 435,191 0 9.6 Mboe/d X 627 25 MMboe 62 MMboe Evaluating

Other 153,890 0 10 1,298 29 141

*Reflects WPX’s 69% ownership, except 3P drilling locations which are gross ¹ As of 6/30/2013 Chart numbers affected by rounding

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WPX Operational Update – August 1, 2013

CVX-YPF First Phase of Vaca Muerta Development to Take Place Nearby Apco’s Acreage

Chevron/YPF deal encourages Vaca Muerta development

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Apco Neuquen Properties YPF

CVX/YPF 1st Phase Development for VM

0 13 26 Miles

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WPX Operational Update – August 1, 2013

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